UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 3, 2006

Exact name of registrant as specified in
Commission	its charter, address of principal executive	IRS Employer
File Number	office and registrant's telephone number	Identification Number
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho
None
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IDAHO POWER COMPANY
Form 8-K

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 3, 2006 (the "Closing Date"), Idaho Power Company (the "Company"), a wholly owned subsidiary of IDACORP, Inc., completed a tax-exempt bond financing in which Sweetwater County, Wyoming (the "County") issued and sold $116,300,000 aggregate principal amount of its Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 2006 (the "Bonds").  The Bonds will mature on July 15, 2026.  The Bonds were issued under a Trust Indenture, dated as of October 1, 2006 (the "Indenture"), between the County and Union Bank of California, N.A., as trustee (the "Trustee").  The $116,300,000 proceeds were loaned by the County to the Company pursuant to a Loan Agreement, dated as of October 1, 2006, between the County and the Company (the "Loan Agreement").  The proceeds from the sale of the Bonds, together with certain other moneys of the Company, will be used to refund on October 10, 2006 the County's (i) Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 1996A that are currently outstanding in the aggregate principal amount of $68,100,000, (ii) Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 1996B that are currently outstanding in the aggregate principal amount of $24,200,000 and (iii) Pollution Control Revenue Refunding Bonds (Idaho Power Company Project) Series 1996C that are currently outstanding in the aggregate principal amount of $24,000,000.

The regularly scheduled payments of principal of and interest on the Bonds, and payment of principal of and interest on the Bonds upon mandatory redemption on determination of taxability, are insured by a financial guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Insurer").  The Company and the Insurer have entered into an Insurance Agreement, dated as of October 3, 2006 (the "Insurance Agreement"), pursuant to which the Company has agreed, among other things, to pay certain premiums to the Insurer and to reimburse the Insurer for any payments made under the Policy.

In order to secure the Company's obligation to make payments of principal of and interest on the loan made to the Company under the Loan Agreement, the Company issued and delivered to the Trustee the Company's First Mortgage Bonds, Pollution Control Series C, in a principal amount equal to the principal amount of the Bonds (the "First Mortgage Bonds").  The First Mortgage Bonds were issued under the Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee and R.G. Page (Stanley Burg, successor individual trustee), as supplemented and amended by various supplemental indentures, including a Forty-first Supplemental Indenture, dated as of October 1, 2006 (the "Forty-first Supplemental Indenture").  The First Mortgage Bonds are registered in the name of and held by the Trustee for the benefit of the applicable owners of the Bonds and are not transferable except to a successor trustee under the Indenture. So long as the Company makes the required principal and interest payments on the Bonds, it will not be obligated to make additional payments on the First Mortgage Bonds.

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The Bonds are payable solely from the receipts and revenues to be received from the Company as loan payments under the Loan Agreement or otherwise on the First Mortgage Bonds.

ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Please refer to the information set forth in Item 1.01 above.

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ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.
Number	Description
4.

Forty-first Supplemental Indenture to Mortgage and Deed of Trust, dated as of October 1, 2006, among Idaho Power Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee and R.G. Page (Stanley Burg, successor individual trustee)

10.1	Loan Agreement, dated as of October 1, 2006, between Sweetwater County, Wyoming and Idaho Power Company
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 2006

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
Senior Vice President -
Administrative Services
and Chief Financial Officer

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INDEX TO EXHIBITS

Number	Description
4.

Forty-first Supplemental Indenture to Mortgage and Deed of Trust, dated as of October 1, 2006, among Idaho Power Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee and R.G. Page (Stanley Burg, successor individual trustee)

10.1	Loan Agreement, dated as of October 1, 2006, between Sweetwater County, Wyoming and Idaho Power Company
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